CREDIT AGREEMENT

                      Dated as of September_24, 1997

                                   among

                       BUCYRUS INTERNATIONAL, INC.,


                           BANK ONE, WISCONSIN,

                                 as Agent

                                    and

                      Letter of Credit Issuing Bank,

                         THE BANK OF NOVA SCOTIA,

                          as Documentation Agent


                                   and


               THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                               Arranged by:


                         BANK ONE CAPITAL MARKETS

                             TABLE OF CONTENTS



Section                                                     Page

                          ARTICLE I
                              DEFINITIONS. . . . . . . . . . . 1

 1.01  Certain Defined Terms . . . . . . . . . . . . . . . . . 1
 1.02  Other Interpretive Provisions . . . . . . . . . . . . .29
 1.03  Accounting Principles . . . . . . . . . . . . . . . . .30

                         ARTICLE II
                              THE CREDITS. . . . . . . . . . .30

 2.01  Amounts and Terms of Commitments. . . . . . . . . . . .30
 2.02  Loan Accounts . . . . . . . . . . . . . . . . . . . . .30
 2.03  Procedure for Borrowing . . . . . . . . . . . . . . . .31
 2.04  Conversion and Continuation Elections . . . . . . . . .32
 2.05  Voluntary Termination or Reduction of Commitments . . .33
 2.06  Optional Prepayments. . . . . . . . . . . . . . . . . .34
 2.07  Mandatory Prepayments of Loans; Mandatory Commitment
       Reductions  . . . . . . . . . . . . . . . . . . . . . .34
 2.08  Repayment . . . . . . . . . . . . . . . . . . . . . . .35
 2.09  Interest. . . . . . . . . . . . . . . . . . . . . . . .35
 2.10  Fees. . . . . . . . . . . . . . . . . . . . . . . . . .35
   _____(a)  Arrangement, Agency Fees. . . . . . . . . . . . .36
   _____(b)  Commitment Fees . . . . . . . . . . . . . . . . .36
 2.11  Computation of Fees and Interest. . . . . . . . . . . .36
 2.12  Payments by the Company . . . . . . . . . . . . . . . .36
 2.13  Payments by the Banks to the Agent. . . . . . . . . . .37
 2.14  Sharing of Payments, Etc. . . . . . . . . . . . . . . .38
 2.15  Sharing and Application of Collateral Proceeds. . . . .38
 2.16  ABL Trigger Event.. . . . . . . . . . . . . . . . . . .38

                         ARTICLE III
                              THE LETTERS OF CREDIT. . . . . .39

 3.01  The Letter of Credit Subfacility. . . . . . . . . . . .39
 3.02  Issuance, Amendment and Renewal of Letters of Credit. .40
 3.03  Existing Bank One Letters of Credit; Risk Participations,
 ____________Drawings and Reimbursements . . . . . . . . . . .42
 3.04  Repayment of Participations . . . . . . . . . . . . . .44
 3.05  Role of the Issuing Bank. . . . . . . . . . . . . . . .45
 3.06  Obligations Absolute. . . . . . . . . . . . . . . . . .46
 3.07  Cash Collateral Pledge. . . . . . . . . . . . . . . . .47
 3.08  Letter of Credit Fees . . . . . . . . . . . . . . . . .47
 3.09  Uniform Customs and Practice. . . . . . . . . . . . . .47

                         ARTICLE IV
                              TAXES, YIELD PROTECTION AND
                              ILLEGALITY                      48

 4.01  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . .48
 4.02  Illegality. . . . . . . . . . . . . . . . . . . . . . .49
 4.03  Increased Costs and Reduction of Return . . . . . . . .49
 4.04  Funding Losses. . . . . . . . . . . . . . . . . . . . .50
 4.05  Inability to Determine Rates. . . . . . . . . . . . . .51
 4.06  Certificates of Banks . . . . . . . . . . . . . . . . .51
 4.07  Substitution of Banks . . . . . . . . . . . . . . . . .52
 4.08  Survival. . . . . . . . . . . . . . . . . . . . . . . .52

                          ARTICLE V
                              CONDITIONS PRECEDENT . . . . . .52

 5.01  Conditions of Initial Credit Extensions . . . . . . . .52
   _____(a) Credit Agreement and Notes . . . . . . . . . . . .52
   _____(b) Subsidiary Guaranties. . . . . . . . . . . . . . .52
   _____(c) Security Documents . . . . . . . . . . . . . . . .52
   _____(d) Resolutions; Incumbency. . . . . . . . . . . . . .53
   _____(e) Organization Documents; Good Standing. . . . . . .53
   _____(f) Machinery and Equipment Appraisal. . . . . . . . .54
   _____(g) Lien Searches. . . . . . . . . . . . . . . . . . .54
   _____(h) Borrowing Base Certificate . . . . . . . . . . . .54
   _____(i) Insurance Certificates . . . . . . . . . . . . . .54
   _____(k) Redemption of 1994 Secured Notes; Repayment of
            Loans under the Existing Bank One Credit
            Agreement; Termination Statements. . . . . . . . .54
   _____(l) Issuance of the 1997 Senior Notes. . . . . . . . .54
   _____(m) Marion Acquisition . . . . . . . . . . . . . . . .55
   _____(n) Legal Opinions . . . . . . . . . . . . . . . . . .55
   _____(o) Payment of Fees. . . . . . . . . . . . . . . . . .55
   _____(p) Certificate. . . . . . . . . . . . . . . . . . . .55
   _____(q) Surplus Assets . . . . . . . . . . . . . . . . . .55
   _____(r) Other Documents. . . . . . . . . . . . . . . . . .56
 5.02  Conditions to All Credit Extensions . . . . . . . . . .56
   _____(a)  Notice, Application . . . . . . . . . . . . . . .56
   _____(b)  Continuation of Representations and Warranties. .56
   _____(c)  No Existing Default . . . . . . . . . . . . . . .57

                         ARTICLE VI
                              REPRESENTATIONS AND WARRANTIES .57

 6.01  Corporate Existence and Power . . . . . . . . . . . . .57
 6.02  Corporate Authorization; No Contravention . . . . . . .57
 6.03  Governmental Authorization. . . . . . . . . . . . . . .58
 6.04  Binding Effect. . . . . . . . . . . . . . . . . . . . .58
 6.05  Litigation. . . . . . . . . . . . . . . . . . . . . . .58
 6.06  No Default. . . . . . . . . . . . . . . . . . . . . . .58
 6.07  ERISA Compliance. . . . . . . . . . . . . . . . . . . .59
 6.08  Use of Proceeds; Margin Regulations . . . . . . . . . .59
 6.09  Title to Properties . . . . . . . . . . . . . . . . . .59
 6.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .60
 6.11  Financial Condition . . . . . . . . . . . . . . . . . .60
 6.12  Environmental Matters . . . . . . . . . . . . . . . . .61
 6.13  Regulated Entities. . . . . . . . . . . . . . . . . . .61
 6.14  No Burdensome Restrictions. . . . . . . . . . . . . . .61
 6.15  Copyrights, Patents, Trademarks and Licenses, etc.. . .61
 6.16  Subsidiaries. . . . . . . . . . . . . . . . . . . . . .62
 6.17  Insurance . . . . . . . . . . . . . . . . . . . . . . .62
 6.18  Swap Obligations. . . . . . . . . . . . . . . . . . . .62
 6.19  Full Disclosure . . . . . . . . . . . . . . . . . . . .62

                         ARTICLE VII
                              AFFIRMATIVE COVENANTS. . . . . .62

 7.01  Financial Statements. . . . . . . . . . . . . . . . . .62
 7.02  Certificates; Other Information . . . . . . . . . . . .63
 7.03  Notices . . . . . . . . . . . . . . . . . . . . . . . .64
 7.04  Preservation of Corporate Existence, Etc. . . . . . . .65
 7.05  Maintenance of Property . . . . . . . . . . . . . . . .65
 7.06  Insurance . . . . . . . . . . . . . . . . . . . . . . .65
 7.07 Payment of Obligations . . . . . . . . . . . . . . . . .66
 7.08  Compliance with Laws. . . . . . . . . . . . . . . . . .66
 7.09  Compliance with ERISA . . . . . . . . . . . . . . . . .66
 7.10  Inspection of Property and Books and Records. . . . . .66
 7.11  Environmental Laws. . . . . . . . . . . . . . . . . . .67
 7.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . .67
 7.13  Obligations under Other Loan Documents. . . . . . . . .67
 7.14  Future Subsidiary Guarantors. . . . . . . . . . . . . .67

                        ARTICLE VIII
                              NEGATIVE COVENANTS . . . . . . .67

 8.01  Limitation on Liens . . . . . . . . . . . . . . . . . .67
 8.02  Disposition of Assets . . . . . . . . . . . . . . . . .70
 8.03  Consolidations and Mergers. . . . . . . . . . . . . . .71
 8.04  Loans and Investments . . . . . . . . . . . . . . . . .71
 8.05  Limitation on Indebtedness. . . . . . . . . . . . . . .72
 8.06  Transactions with Affiliates. . . . . . . . . . . . . .73
 8.07  Use of Proceeds . . . . . . . . . . . . . . . . . . . .73
 8.08  Contingent Obligations. . . . . . . . . . . . . . . . .74
 8.09  Joint Ventures. . . . . . . . . . . . . . . . . . . . .74
 8.10  Lease Obligations . . . . . . . . . . . . . . . . . . .74
 8.11  Restricted Payments . . . . . . . . . . . . . . . . . .75
 8.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .75
 8.13  Change in Business. . . . . . . . . . . . . . . . . . .75
 8.14  Accounting Changes. . . . . . . . . . . . . . . . . . .75
 8.15  Redemption of 1997 Senior Notes . . . . . . . . . . . .76
 8.16  Financial Covenants . . . . . . . . . . . . . . . . . .76
 _________(a)  Senior Funded Debt to EBITDA Ratio. . . . . . .76
 _________(b)  Fixed Charge Coverage Ratio . . . . . . . . . .77
 _________(c)  Interest Coverage Ratio . . . . . . . . . . . .77
 _________(d)  Net Worth . . . . . . . . . . . . . . . . . . .77
 8.17  Capital Expenditures. . . . . . . . . . . . . . . . . .78
 8.18  Western Gear. . . . . . . . . . . . . . . . . . . . . .78

                         ARTICLE IX
                              EVENTS OF DEFAULT. . . . . . . .78

 9.01  Event of Default. . . . . . . . . . . . . . . . . . . .78
   _____(a) Non-Payment. . . . . . . . . . . . . . . . . . . .78
   _____(b) Representation or Warranty . . . . . . . . . . . .78
   _____(c) Specific Defaults. . . . . . . . . . . . . . . . .78
   _____(d) Other Defaults . . . . . . . . . . . . . . . . . .78
   _____(e) Cross-Default. . . . . . . . . . . . . . . . . . .79
   _____(f) Insolvency; Voluntary Proceedings. . . . . . . . .79
   _____(g) Involuntary Proceedings. . . . . . . . . . . . . .79
   _____(h) ERISA. . . . . . . . . . . . . . . . . . . . . . .80
   _____(i) Monetary Judgments . . . . . . . . . . . . . . . .80
   _____(j) Non-Monetary Judgments . . . . . . . . . . . . . .80
   _____(k) Change of Control. . . . . . . . . . . . . . . . .80
   _____(l) Subsidiary Guarantor Defaults. . . . . . . . . . .80
 9.02  Remedies. . . . . . . . . . . . . . . . . . . . . . . .81
 9.03  Rights Not Exclusive. . . . . . . . . . . . . . . . . .81
 9.04  Certain Financial Covenant Defaults . . . . . . . . . .81

                          ARTICLE X
                              THE AGENT. . . . . . . . . . . .82

 10.01  Appointment and Authorization; . . . . . . . . . . . .82
 10.02  Delegation of Duties . . . . . . . . . . . . . . . . .82
 10.03  Liability of Agent . . . . . . . . . . . . . . . . . .82
 10.04  Reliance by Agent. . . . . . . . . . . . . . . . . . .83
 10.05  Notice of Default. . . . . . . . . . . . . . . . . . .83
 10.06  Credit Decision. . . . . . . . . . . . . . . . . . . .84
 10.07  Indemnification of Agent . . . . . . . . . . . . . . .84
 10.08  Agent in Individual Capacity . . . . . . . . . . . . .85
 10.09  Successor Agent. . . . . . . . . . . . . . . . . . . .85
 10.10  Withholding Tax. . . . . . . . . . . . . . . . . . . .86
 10.11  Documentation Agent. . . . . . . . . . . . . . . . . .87

                         ARTICLE XI
                              MISCELLANEOUS. . . . . . . . . .87

 11.01  Amendments and Waivers . . . . . . . . . . . . . . . .87
 11.02  Notices. . . . . . . . . . . . . . . . . . . . . . . .88
 11.03  No Waiver; Cumulative Remedies . . . . . . . . . . . .89
 11.04  Costs and Expenses . . . . . . . . . . . . . . . . . .89
 11.05  Company Indemnification. . . . . . . . . . . . . . . .90
 11.06  Payments Set Aside . . . . . . . . . . . . . . . . . .90
 11.07  Successors and Assigns . . . . . . . . . . . . . . . .90
 11.08  Assignments, Participations, etc.. . . . . . . . . . .90
 11.09  Confidentiality. . . . . . . . . . . . . . . . . . . .92
 11.10  Set-off. . . . . . . . . . . . . . . . . . . . . . . .93
 11.11  Automatic Debits of Fees . . . . . . . . . . . . . . .93
 11.12  Notification of Addresses, Lending Offices, Etc. . . .93
 11.13  Counterparts . . . . . . . . . . . . . . . . . . . . .93
 11.14  Severability . . . . . . . . . . . . . . . . . . . . .94
 11.15  No Third Parties Benefited . . . . . . . . . . . . . .94
 11.16  Governing Law and Jurisdiction . . . . . . . . . . . .94
 11.17  Waiver of Jury Trial . . . . . . . . . . . . . . . . .94
 11.18  Entire Agreement . . . . . . . . . . . . . . . . . . .95

  SCHEDULES


  Schedule 2.01  Commitments
  Schedule 3.03  Existing Bank One Letters of Credit
  Schedule 6.05  Litigation
  Schedule 6.07  ERISA
  Schedule 6.09  Real Property Liens
  Schedule 6.10  Tax Matters
  Schedule 6.11  Undisclosed Liabilities
  Schedule 6.12  Environmental Matters
  Schedule 6.16  Subsidiaries and Minority Interests
  Schedule 6.17  Insurance Matters
  Schedule 8.01  Permitted Liens
  Schedule 8.05  Permitted Indebtedness
  Schedule 8.08  Contingent Obligations
  Schedule 11.02 Lending Offices; Addresses for Notices


  EXHIBITS

  Exhibit A      Form of Notice of Borrowing
  Exhibit B      Form of Notice of Conversion/Continuation
  Exhibit C      Form of Compliance Certificate
  Exhibit D      Form of Legal Opinion of Company's Counsel
  Exhibit E      Form of Assignment and Acceptance
  Exhibit F      Form of Promissory Note
  Exhibit G      Form of Borrowing Base Certificate
  Exhibit H      Form of Company Security Agreement
  Exhibit I      Form of Company Pledge Agreement
  Exhibit J      Form of Subsidiary Guaranty
  Exhibit K      Form of Subsidiary Guarantor Security Agreement
  Exhibit L      Form of Assignment of Intercompany Security Agreement
  Exhibit M      Form of Intercompany Security Agreement
  Exhibit N      Obsolescence Reserve Policy Statement

                        CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of September_24, 1997, is
among Bucyrus International, Inc., a Delaware corporation (the
 Company ), the several financial institutions from time to time party to this Agreement (collectively, the  Banks ; individually, a
 Bank ), The Bank of Nova Scotia, as documentation agent, and Bank
One, Wisconsin, as letter of credit issuing bank and as agent for the Banks.
     WHEREAS, the Banks have agreed to make available to the
Company a revolving credit facility with letter of credit
subfacility upon the terms and subject to conditions set forth in this Agreement;
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
                            ARTICLE I
                           DEFINITIONS
     1.01  Certain Defined Terms.  The following terms have the following meanings:
           ABL Trigger Event  means:
          (a)  the occurrence of any of the following events:
               (i)  The ratio of Adjusted Funded Debt to EBITDA, as of the end of any fiscal quarter set forth in the following table, exceeds the corresponding ratio:
                  Date                     Ratio
          December 31, 1997           8.20:1.0
     March 31, 1998                   6.70:1.0
     June 30, 1998                    6.40:1.0
     September 30, 1998               6.00:1.0
     December 31, 1998                5.70:1.0
     March 31, 1999                   5.55:1.0
     June 30, 1999                    5.30:1.0
     September 30, 1999               5.05:1.0
     December 31, 1999                4.80:1.0
     March 31, 2000                   4.50:1.0
     June_30, 2000                    4.50:1.0
     Each fiscal quarter thereafter   4.30:1.0
               (ii) The Fixed Charge Coverage Ratio, as of the end of any fiscal quarter set forth in the following table, is less than the corresponding ratio:
                  Date                     Ratio
          December 31, 1997           1.20:1.0
     March 31, 1998                   1.25:1.0
     June 30, 1998                    1.25:1.0
     September 30, 1998               1.45:1.0
     December 31, 1998                1.50:1.0
     March 31, 1999                   1.55:1.0
     June_30, 1999                    1.60:1.0
     September 30, 1999               1.60:1.0
     December 31, 1999                1.60:1.0
     Each fiscal_quarter thereafter   1.65:1.0
               (iii)     The Interest Coverage Ratio, as of the end of any
     fiscal
     quarter set forth in the following table, is less than the corresponding ratio:
                  Date                     Ratio
          December 31, 1997           1.65:1.0
     March 31, 1998                   1.65:1.0
     June 30, 1998                    1.65:1.0
     September 30, 1998               1.75:1.0
     December 31, 1998                1.90:1.0
     March 31, 1999                   2.00:1.0
     June 30, 1999                    2.15:1.0
     September 30, 1999               2.25:1.0
     December 31, 1999                2.30:1.0
     March_31, 2000                   2.35:1.0
     June_30, 2000                    2.35:1.0
     Each fiscal quarter thereafter   2.40:1.0
     ; or (b) The occurrence of (i) any Event of Default under subsections 9.01(a), 9.01(f) or 9.01(g).
               An ABL Trigger Event will no longer be considered continuing, for purposes of this Agreement, (1) at such time as the financial statements of the Company and its consolidated Subsidiaries for two consecutive fiscal quarters evidence that no new ABL Trigger Event has occurred or (2) upon the direction of the Majority Banks.
           Acquisition  means any transaction or series of related
     transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b)_the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c)_a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
           Adjusted Funded Debt  means, with respect to the Company, the amount (on a consolidated basis) on the date of determination equal to the sum, without duplication, of (a)_Funded Debt of the Company on such date (provided that in calculating Funded Debt, the daily average Effective Amount of Loans during the applicable period ending on such date shall be used rather than the Effective Amount of Loans on such date) plus (b) the daily average Effective Amount of L/C Obligations during the applicable period ending on such date minus (c)_the lower of cost or market value of all cash, cash equivalents and marketable securities of the type permitted under subsection 8.04(h) of the Company and its Subsidiaries which are not subject to any restriction on their use or application on such date.
           Adjusted Funded Debt to EBITDA Ratio means the relationship, expressed as a numerical ratio, between:
          (a)  Adjusted Funded Debt; and
          (b)  EBITDA
     Adjusted Funded Debt of the Company and its consolidated Subsidiaries shall be determined based upon consolidated financial statements of the Company and its consolidated Subsidiaries as of the last day of the fiscal quarter. EBITDA of the Company and its consolidated Subsidiaries shall be determined based upon the consolidated financial statements of the Company and its consolidated Subsidiaries for the 12-month period preceding the date of determination, excluding therefrom, however, any results attributable to the operation of the properties acquired in the Marion Acquisition before August 26, 1997.
           Affiliate  means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
           Agent means Bank One in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.
           Agent-Related Persons means Bank One and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank One, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
           Agent's Payment Office  means the address for payments set forth on
     Schedule 11.02 or such other address as the Agent may from time to time specify.
           Agreement  means this Credit Agreement.
           AIP  means American Industrial Partners Acquisition Company, LLC, a Delaware limited liability company, and its Affiliates (including without limitation Bucyrus Acquisition Corp., a Delaware corporation
     ( BAC ) and their successors and assigns.
           AIP Bridge Loan means that certain bridge loan to be made by American Industrial Partners Capital Fund II, L.P. (or an Affiliate thereof) to BAC as part of the consideration in the AIP Purchase, which bridge loan is to be made only in the event the Short Form Merger (as defined in the Offering Memorandum for the 1997 Senior Notes) is not effected.
           AIP Purchase means the purchase by BAC of the outstanding common stock of the Company, and the merger of BAC into the Company (with the Company as the surviving corporation) (the BAC Merger ), as set forth in the Agreement and Plan of Merger, dated as of August_21, 1997 (the AIP Merger Agreement ) among the Company, AIP and BAC.
           Applicable Margin  means
               (i)  with respect to Base Rate Loans, 0.50%; and
               (iii)  with respect to LIBOR Rate Loans, 2.75%;
     provided, however, that the Applicable Margin shall be subject to adjustment on the date which is 45 days after the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 1998 (each such date, a Margin Adjustment Date ) and the Applicable Margin shall be determined in accordance with the following matrix:
          Ratio of Adjusted
          Funded Debt to      Base Rate Loan LIBOR Rate Loan
          EBITDA              Applicable Margin   Applicable Margin

       Less than 2.75:1.0        0.00%          1.50%
       2.75:1.0 to 3.24:1.0      0.00%          1.75%
       3.25:1.0 to 3.49:1.0      0.00%          2.00%
       3.50:1.0 to 3.99:1.0      0.25%          2.25%
       4.00:1.0 to 4.49:1.0      0.40%          2.50%
       4.50:1.0 or greater       0.50%          2.75%
     Adjusted Funded Debt of the Company and its consolidated Subsidiaries shall be determined based upon consolidated financial statements of the Company as of the last day of the fiscal quarter prior to each Margin Adjustment Date. EBITDA of the Company and its consolidated Subsidiaries shall be determined based upon (a) in the case of calculations relating to the fiscal quarter ending March 31, 1998, the consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal quarters ending December 31, 1997 and March 31, 1998 with EBITDA determined for such two fiscal quarter period and multiplied by two, (b) in the case of calculations relating to the fiscal quarter ending June_30, 1998, the consolidated financial statements of the Company and its consolidated Subsidiaries for the fiscal quarters ending December 31, 1997, March 31, 1998 and June_30, 1998 with EBITDA determined for such three fiscal quarter period and multiplied by 1.33, and (c) thereafter, the preceding four fiscal quarter period. Any change in the Applicable Margin shall be effective on the Margin Adjustment Date and will apply to all Loans outstanding as of such date.
           Arranger means Bank One Capital Markets, a division of Banc One Corporation.
           Assignee has the meaning specified in subsection 11.08(a). Assignment of Intercompany Security Agreements means the
     Assignment of Intercompany Security Agreements executed by the Company in substantially the form of Exhibit L.
           Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel.
           Bank has the meaning specified in the introductory clause hereto. References to the Banks shall include Bank One, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank One may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.
           Bank One means Bank One, Wisconsin, a Wisconsin banking corporation, and its successors.
           Bankruptcy Code  means the Federal Bankruptcy Reform Act of 1978
     (11 U.S.C. Section 101, et seq.).
           Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the Reference Rate for such day.
           Base Rate Loan  means a Loan that bears interest based on the Base
     Rate.
           Borrowing  means a borrowing hereunder consisting of Revolving
     Loans of the same Type made to the Company on the same day by the Banks under Article II, and, in the case of LIBOR Rate Loans, having the same Interest Period.
           Borrowing Base Amount  means, on any day, an amount equal to:
          (a)  80% of Qualified North American Accounts Receivable; plus
          (b)  50% of the lesser of cost or wholesale market value of
     Qualified Domestic Finished Goods and Raw Materials Inventory (provided that spare parts inventory included by the Company in its calculation of the Obsolescence Reserve and which constitute a portion of Qualified Domestic Finished Goods and Raw Materials Inventory shall be deemed to have a cost equal to 50% of the value attributed to it by the Company in calculating the Obsolescence Reserve; provided further that if the Company makes any material change in the manner in which it calculates the Obsolescence Reserve, the Agent shall, if so directed by the Majority Banks, reduce the percentage used to determine the deemed cost of such spare parts inventory (so as to cause such deemed cost to be, in the good faith evaluation of the Agent, approximately equal to the deemed cost which would have existed absent such change in the manner of calculating the Obsolescence Reserve) by written notice to the Company and such reduced percentage shall be immediately effective; and provided further that if an ABL Trigger Event has occurred and is continuing, the Agent may, in its discretion exercised in good faith through the application of appropriate criteria generally used by asset-based lenders in determining the property of a borrower eligible for inclusion in a borrowing base, reduce the percentage used to determine the deemed cost of such spare parts inventory by written notice to the Company and such reduced percentage shall be immediately effective); plus
          (c)  the Qualified Domestic Work in Process Inventory Borrowing
     Base Amount; plus
          (d)  the Machinery and Equipment Borrowing Base Amount; plus
          (e)  the Qualified Domestic Net Unbilled Progress Billing Amount;
     minus
          (f)  the 1997 Senior Note Interest Reserve.
     The amounts under clauses (a) -- (e) above shall be based upon the most recent Borrowing Base Certificate furnished by the Company under subsection 7.02(c) as updated, to the extent applicable, by the information provided under subsection 2.16(a).
           Borrowing Base Certificate  means a certificate substantially in the form of Exhibit G.
           Borrowing Date  means any date on which a Borrowing occurs under
     Section 2.03.
           Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in Milwaukee, Wisconsin or New York City are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable LIBOR dollar interbank market.
           Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.
           Capital Expenditures  means, as to any Person and for any period for which such amount is being determined, expenditures during such period by such Person (on a consolidated basis) for the purchase or other acquisition of fixed or capital assets (excluding normal replacements and maintenance which are properly chargeable to current operations).
           Cash Collateralize means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank One.
     Change of Control shall have the meaning assigned to such term in the Senior Note Indenture as in effect on the Closing Date.
     Closing Date means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(o), waived by the Person entitled to receive such payment).
     Code  means the Internal Revenue Code of 1986, and regulations promulgated thereunder.
     Commitment , as to each Bank, has the meaning specified in Section 2.01. Company Pledge Agreement means the Pledge Agreement executed by the
    Company in substantially the form of Exhibit I.
     Company Security Agreement means the Security Agreement executed by the Company in substantially the form of Exhibit H.
     Compliance Certificate means a certificate substantially in the form of Exhibit_C.
     Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a)_with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the primary obligations ) of another Person (the primary obligor ), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a Guaranty Obligation ); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.
     Comfort letters issued by the Company to creditors of a Subsidiary in which the Company expresses its intention to maintain ownership of the relevant Subsidiary are not Contingent Obligations for purposes of this Agreement.
     Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
     Conversion/Continuation Date  means any date on which, under
    Section_2.04, the Company (a) converts Loans of one Type to another Type, or (b)_continues as Loans of the same Type, but with a new Interest
    Period, Loans having Interest Periods expiring on such date.
     Credit Extension means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Bank One Letters of Credit).
     Default  means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
     Dollars , dollars and $ each mean lawful money of the United States. EBITDA means for any Person and for any period for which such amount is being determined, the sum of the amounts (on a consolidated basis) for such period of (a) Net Earnings and (b) to the extent deducted in determining Net Earnings, (i) interest expense, (ii) provisions for taxes based on income, and (iii)_depreciation, amortization and other, similar noncash charges; provided that in determining EBITDA for the Company (i) noncash charges incurred with respect to compensation paid in stock, or options to acquire stock, of the Company shall be included in clause (b)
    (iii) above, (ii) any foreign currency translation loss (or gain, as the case may be) shall be added to (in the case of a loss) or subtracted from (in the case of a gain) Net Earnings, (iii) only management fees and other amounts paid by the Company or one of its Subsidiaries to AIP or one of
    its Affiliates in cash shall be taken into account in determining EBITDA and any such fees or other amounts accrued but not paid in cash shall be disregarded, (iv)_inventory fair value adjustments related to purchase accounting and other noncash charges and adjustments made on account of the Marion Acquisition and AIP Purchase shall be disregarded, (v) the costs and expenses incurred by the Company and its Subsidiaries to convert software to adapt to the year 2000 shall be disregarded, (vi) amounts paid by the Company to effect the Option Repurchase shall be disregarded and
    (vii) the fees paid by the Company in connection with obtaining and extending the commitment for the PPM Bridge Loan Facility, and the fees paid by the Company in connection with the making of the PPM Bridge Loan Facility, shall be disregarded.
     Effective Amount means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
     Eligible Assignee  means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD ), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.
     Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
     Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.
     ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.
     ERISA Affiliate  means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section_414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     ERISA Event  means (a)_a Reportable Event with respect to a Pension Plan;
    (b)_a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
    Section 4062(e) of ERISA; (c)_a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e)_an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
     Eurodollar Reserve Percentage  has the meaning specified in the definition of  LIBOR Rate .
     Event of Default  means any of the events or circumstances specified in
    Section 9.01.
     Exchange Act means the Securities Exchange Act of 1934, and regulations promulgated thereunder.
     Existing Bank One Credit Agreement  means the Credit Agreement dated as of December 14, 1994, as amended, between the Company and Bank One.
     Existing Bank One Letters of Credit  means the letters of credit described in Schedule 3.03.
     FDIC means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.
     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, H.15(519) ) on the preceding Business Day opposite the caption
     Federal Funds (Effective) ; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00
    a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.
     Fee Letter  has the meaning specified in subsection 2.10(a).
     Financial Letter of Credit means a Letter of Credit which is not a Nonfinancial Letter of Credit.
     Fixed Charge Coverage Ratio means the relationship, expressed as a numerical ratio, between:
    (a)  EBITDA minus interest income; and
    (b) the sum of (i) interest expense net of interest income, (ii) taxes based on income to the extent paid in cash net of income tax refunds received in cash and (iii) principal payments (but not prepayments) made with respect to Funded Debt (excluding (1) any repayment by Bucyrus
    Europe, Ltd. of its Indebtedness to National Westminster Bank, (2)_all repayments by foreign Subsidiaries of overdraft facilities provided to such foreign Subsidiaries (3) the repayment of Indebtedness of Von s Welding, Inc. in existence at the time it became a Subsidiary of the Company, (4) the repayment by Bucyrus (Australia) Proprietary, Ltd. of existing Indebtedness incurred to finance the purchase of blast hole drills leased to its customers and (5) the repayment by the Company of the 1994 Secured Notes, the PPM Bridge Loan Facility, the loans outstanding under the Existing Bank One Credit Agreement, the AIP Bridge Loan and the project financing loans provided by Mitsubishi in connection with the
    Benxi project);
 all as determined for the Company and its consolidated Subsidiaries for the
    12-month period preceding the date of determination, excluding therefrom, however, any results attributable to the operation of the properties acquired in the Marion Acquisition before August 26, 1997.
     FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
     Funded Debt means, for any Person and for any period for which such amount is being determined, the sum, without duplication, of the amounts for such period of (a) Indebtedness (other than that described in clause
    (h) of the definition of Indebtedness and other than that described in the second paragraph of the definition of Indebtedness except to the extent a demand for payment of any such Indebtedness has been made of the Company),
    (b) the aggregate drawn amount of all outstanding Letters of Credit, (c) the aggregate amount of payments which such Person is obligated to pay with respect to its preferred stock and (d) the aggregate amount of obligations with respect to capital leases.
     GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board, SEC and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
     Governmental Authority  means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.
     Honor Date  has the meaning specified in subsection 3.03(c).
     Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d)_all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g)
    all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses
    (a) through (g) above.
 For all purposes of this Agreement, (i) the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and (ii) the obligations of the Company arising in connection with service agreements with the prior owners of Boonville Mining Services, Inc. and Von s Welding, Inc. shall not be Indebtedness.
     Indemnified Liabilities has the meaning specified in Section 11.05. Indemnified Person has the meaning specified in Section 11.05. Independent Auditor has the meaning specified in subsection 7.01(a). Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
     Intercompany Note means each demand promissory note executed by a Subsidiary Guarantor payable to the order of the Company and any note issued in exchange therefor or as a replacement thereof, in each case as amended, revised, supplemented or restated from time to time.
     Intercompany Security Agreement  means a Security Agreement executed by a Subsidiary Guarantor for the benefit of the Company in substantially the form of Exhibit M.
     Interest Coverage Ratio means the relationship, expressed as a numerical ratio, between:
    (a)  EBITDA minus interest income; and
    (b)  interest expense net of interest income;
 as determined for the Company and its consolidated Subsidiaries for the
    12-month period preceding the date of determination, excluding therefrom, however, any results attributable to the operation of the properties acquired in the Marion Acquisition before August 26, 1997.
     Interest Payment Date means, as to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate
    Loan, the last Business Day of each month and each date such Loan is converted into a LIBOR Rate Loan, provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.
     Interest Period means the period commencing on the Borrowing Date of a LIBOR Rate Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;
    provided that:
         (i)  if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
         (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
         (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.
     IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.
     Issuance Date  has the meaning specified in subsection 3.01(a).
     Issue means, with respect to any Letter of Credit, to incorporate the Existing Bank One Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter
    of Credit; and the terms  Issued,   Issuing  and  Issuance  have
    corresponding meanings.
     Issuing Bank means Bank One in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.
     Joint Venture means a single-purpose corporation, partnership, limited liability company, joint venture or other legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such
    Person.
     L/C Advance means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.
     L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.
     L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.
     L/C Borrowing  means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).
     L/C Commitment  means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Bank One Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $25,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05 or Section_2.07; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.
     L/C Obligations means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.
     L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.
     Lending Office means, as to any Bank, the office or offices of such Bank specified as its Lending Office or Domestic Lending Office or LIBOR Lending Office , as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.
     Letters of Credit means the Existing Bank One Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to
    Article III.
     LIBOR Rate means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:
              LIBOR Rate =                         LIBOR

                                1.00 - Eurodollar Reserve Percentage
 Where,
     Eurodollar Reserve Percentage  means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (if applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement
         (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as  Eurocurrency liabilities ); and
          LIBOR  means the rate of interest per annum determined by the Agent to be the rate of interest per annum at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, an LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Agent to major banks in the London interbank market at their request at approximately
         11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
         The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.
     LIBOR Rate Loan  means a Loan that bears interest based on the LIBOR
    Rate.
     Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.
     Loan means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.
     Loan Documents means this Agreement, any Notes, the Security Documents, the Subsidiary Guaranties, the Fee Letter, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection herewith.
     Machinery and Equipment Borrowing Base Amount  means an amount equal to the greater of $20,000,000 or 80% of the sum of:
         (a) $48,788,965 minus the appraised value of any machinery or equipment included in the appraisal referred to in Section 5.01(f) which is sold or otherwise disposed of, multiplied by 100% during the period from the Closing Date through December_30, 1997 and such percentage shall reduce by 3.57% on December_31, 1997 and on the last day of each subsequent fiscal quarter ; and
         (b) as of each March_31, June_30, September_30 and December_31, commencing September_30, 1997, the aggregate purchase price of machinery and equipment purchased by the Company or by a Subsidiary Guarantor during the preceding 3-month period and in which the Agent has a perfected, first priority security interest (the Quarterly M&E Additions );
 provided, however, that, for purpose of calculating the amount under clause
    (b) above, the Quarterly M&E Additions for each quarter shall be multiplied by 100% during the first quarter and such percentage shall reduce by 3.57% as of the last day of each subsequent fiscal quarter. The Quarterly M&E Additions do not include the property acquired pursuant to the Marion Acquisition.
     Majority Banks means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3%
    of the Commitments.
     Margin Stock  means  margin stock  as such term is defined in Regulation
    G, T, U  or X of the FRB.
     Marion means The Marion Power Shovel Company, a Delaware corporation. Marion Acquisition means the purchase by the Company and certain of its foreign Subsidiaries of substantially all of the assets, and the assumption of certain of the liabilities, of Marion and certain other subsidiaries of Global Industrial Technologies, Inc. engaged in the business of designing, manufacturing and selling draglines, power shovels and drills for surface mining and related activities.
     Marion Acquisition Documents means the Asset Purchase Agreement dated as of July_21, 1997 by and among Marion, certain affiliated corporations, Global Industrial Technologies, Inc., the Company and certain of the
    Company s foreign Subsidiaries, all exhibits and schedules thereto, and all other instruments and agreements, executed in connection with the consummation of the transactions contemplated thereby.
     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary Guarantor to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the
    Company or any Subsidiary Guarantor of any Loan Document.
     Material Domestic Subsidiary means, at any time, any domestic Subsidiary (other than Western Gear Machinery Co.) having at such time either
    (i)_total (gross) revenues for the preceding four fiscal quarter period in excess of $10,000,000 or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $1,000,000, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.
     Material Foreign Subsidiary means Bucyrus Canada Limited, Bucyrus Chile Limitada, Wisconsin Holdings Proprietary Ltd. and Bucyrus (Australia) Proprietary Ltd., and each of their successors.
     Multiemployer Plan  means a  multiemployer plan , within the meaning of
    Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.
     1994 Secured Notes  means the Secured Notes Due December 14, 1999 issued by the Company under the Indenture dated as of December 14, 1994 between the Company and Harris Trust and Savings Bank, as trustee.
     1997 Senior Note Documents means the Senior Note Indenture, the 1997 Senior Notes and all other instruments and agreements provided in connection with the issuance of the 1997 Senior Notes by the Company.
     1997 Senior Notes means the 9-3/4% Senior Notes Due 2007 issued by the Company under the Indenture dated as of September_24, 1997 (the Senior
    Note Indenture ) among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee.
     1997 Senior Note Interest Reserve  means, initially an amount equal to the semiannual interest payment due on the 1997 Senior Notes and, if the Company receives Revolving Loans to make an interest payment on the Senior Notes under subsection_2.03(e), the 1997 Senior Note Interest Reserve shall reduce to $0 on the applicable Borrowing Date and shall increase on the last Business Day of the month of such Borrowing Date, and on the last Business Days of the four succeeding months, by an amount equal to 1/5th of the next semiannual interest payment due on the 1997_Senior Notes.
     Net Earnings  means, as to any Person and for any period, the net income of such Person (on a consolidated basis), excluding extraordinary gains and extraordinary losses, after the payment or provision for payment of all income and other applicable taxes, and the cumulative effect of changes in GAAP.
     Net Proceeds means (i) in the case of the sale, transfer or other disposition of assets (other than the sale of inventory in the ordinary course of business), the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note receivable or otherwise, but only when and as received, but excluding any consideration received in the form of the assumption of Indebtedness or in any noncash form and excluding any insurance proceeds received as a result of the damage or destruction of assets) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all taxes required to be paid as a result of such sale, transfer or other disposition and (b) all payments made on any Indebtedness (other than the Obligations) secured by such assets, and
    (ii) in the case of the issuance or sale of capital stock, the cash proceeds of such issuance or sale net of attorneys  fees, accountants fees, underwriters fees, discounts and commissions and other fees and expenses actually incurred in connection with such sale or issuance. Notwithstanding the foregoing, amounts realized by the Company or any Subsidiary Guarantor from (1) the sale of assets which are deemed by the Company to be surplus as a result of the Marion Acquisition, (2) the sale of assets rendered surplus or obsolete by the Company s plant modernization program, (3) the sale of other assets to the extent that, no later than 360 days after receipt of the sale proceeds, the Company or the applicable Subsidiary Guarantor reinvests such proceeds in the other property or assets to be used by the Company or the applicable Subsidiary Guarantor in its business operations, (4) the sale of assets not within any of the foregoing clauses (1), (2) and (3) to the extent that such proceeds do not exceed $1,500,000 during any 12-month period, (5) the issuance or sale by the Company of capital stock if, as of the date of such issuance or sale, either [A] no ABL Trigger Event has occurred and is continuing, [B] an ABL Trigger Event has occurred and is continuing, and the Company provides to the Banks such pro forma financial information and related analyses as the Banks may reasonably request which establish, in the good faith determination of the Banks, that had such proceeds been available to the Company during the relevant measurement period the ABL Trigger Event would not have occurred and that no ABL Trigger Event will occur during the period ending on the last day of the second fiscal quarter after the date of such stock issuance or sale, or [C]_the Majority Banks consent to excluding such amounts from Net Proceeds, or (6) the issuance by the Company on any date of capital stock to employees pursuant to incentive compensation plans, shall not be deemed to be Net Proceeds for purposes of subsection_2.07(b).
     Net Worth means, for any Person as of the date, an amount (on a consolidated basis) equal to the total assets of such Person less the total liabilities of such Person; provided that for purposes of calculating the Net Worth of the Company and its consolidated Subsidiaries the Net Worth of Equipment Assurance Ltd. shall not be less than_$0.
     Nonfinancial Letter of Credit means a Letter of Credit which the Agent determines qualifies for a 50 percent conversion factor as set forth in section_III.D.2 of Appendix_A to 12 CFR Part 208 issued by the FRB with respect to Capital Adequacy Guidelines.
     Note means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b) in substantially the form of Exhibit F.
     Notice of Borrowing means a notice in substantially the form of Exhibit_A. Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.
     Obligations  means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Subsidiary Guarantor to any Bank, the Agent, the Issuing Bank or
    any Indemnified Person, whether direct or indirect (including those acquired by assignment under Section_11.08), absolute or contingent, due or to become due, now existing or hereafter arising.
     Obsolescence Reserve  means the reserve for obsolete inventory established from time to time by the Company in accordance with the Policy Statement attached hereto as Exhibit N as amended from time to time as permitted by Section_8.14.
     Option Repurchase means the repurchase, redemption, retirement or other acquisition by the Company of options and stock appreciation rights with respect to the Company s common stock and restricted stock of the Company which occurs as a component of the AIP Purchase.
     Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.
     Other Taxes  means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies (excluding taxes based upon income) which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.
     Participant  has the meaning specified in subsection 11.08(d).
     PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.
     PECFA Loan means the loan made by Bank One to the Company pursuant to section_2.6 of the Existing Bank One Credit Agreement.
     Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.
     Permitted Liens  has the meaning specified in Section 8.01.
     Permitted Swap Obligations  means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts to which a Bank is a counterparty, provided that each of the following criteria is satisfied: (a)_such obligations are (or were)
    entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a  market view;  and
    (b)_such Swap Contracts do not contain any provision ( walk-away provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
     Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
     Plan  means an employee benefit plan (as defined in Section 3(3) of
    ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.
     PPM Bridge Loan Facility  means the Bridge Loan Agreement dated August
    26, 1997 by and among PPM America Special Investments Fund, L.P., as agent and a lender, the other lenders party thereto, the Company, Bucyrus (Australia) Proprietary Ltd. and Bucyrus Canada Limited.
     Progress Payment Invoices means invoices issued by the Company or a Subsidiary Guarantor to a purchaser of a product being manufactured, or to be manufactured, by the Company or such Subsidiary Guarantor in accordance with the terms of the purchase order, letter of intent or similar binding document submitted by the purchaser of such product.
     Pro Rata Share means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.
     Qualified Domestic Finished Goods and Raw Materials Inventory means finished goods and raw materials inventory owned by the Company or a Subsidiary Guarantor located in the United States or, in the case of certain finished goods inventory, in Iqueque, Chile free trade zone or in Canada (a) in which the Agent has a valid, perfected first priority security interest and which is subject to no other Lien, (b) which is of good and merchantable quality free from any defect which would affect the market value thereof, (c) which does not consist of returned goods or damaged, obsolete or slow-moving inventory (unless and to the extent that such obsolete or slow-moving inventory is included by the Company in its calculation of the Obsolescence Reserve), (d) the creation or production of which (in the case of finished goods inventory) was done in compliance with the Federal Fair Labor Standards Act and the rules and regulations adopted thereunder and (e) as to which the Agent has not notified the Company, after the occurrence and during the continuance of any ABL
    Trigger Event, that the particular type or item of inventory is unsatisfactory in the good faith determination of the Agent through the application of appropriate criteria generally used by asset-based lenders in determining the property of a borrower eligible for inclusion in a borrowing base. Any Qualified Domestic Finished Goods and Raw Materials Inventory which ceases to meet any of the foregoing requirements shall cease to be Qualified Domestic Finished Goods and Raw Materials Inventory
    at such time.
     Qualified Domestic Net Unbilled Progress Billing Receivables means the amount (net of all advance payments made by the applicable customer under the applicable contract) which the Company has, in accordance with GAAP and consistent with the past practices of the Company, reflected as an asset on its balance sheet as the cost of work in process inventory which has not yet been billed to the applicable customer.
     Qualified Domestic Net Unbilled Progress Billing Amount means an amount equal to 30% of Qualified Domestic Net Unbilled Progress; provided, however, that on each of the first two annual anniversaries of the Closing Date the Agent may, in its discretion, reduce the percentage advance rate by not more than five percentage points.
     Qualified Domestic Work in Process Inventory means work in process inventory owned by the Company or a Subsidiary located in the United
    States (a) in which the Agent has a valid, perfected first priority security interest and which is subject to no other Lien, (b) which is of good and merchantable quality free from any defect which would affect the market value thereof, (c) which does not consist of returned goods or damaged, obsolete or slow-moving inventory, (d) the creation or production of which was done in compliance with the Federal Fair Labor Standards Act and the rules and regulations adopted thereunder, (e) which is not in transit to a foreign Subsidiary, (f) which is not inventory created in connection with (i) any Qualified Domestic Net Unbilled Progress Billing Receivable, (ii) any service order or (iii) any accommodation order and (g) as to which the Agent has not notified the Company, after the occurrence and during the continuance of any ABL Trigger Event, that the particular type or item of inventory is unsatisfactory in the good faith determination of the Agent through the application of appropriate criteria generally used by asset-based lenders in determining the property of a borrower eligible for inclusion in a borrowing base. Any Qualified
    Domestic Work in Process Inventory which ceases to meet any of the foregoing requirements shall cease to be Qualified Domestic Work in
    Process Inventory at such time.
     Qualified Domestic Work in Process Inventory Borrowing Base Amount  means
    (a) during the period from the Closing Date to the first anniversary of the Closing Date, an amount equal to 30% of Qualified Domestic Work in Process Inventory, (b) during the next 12-month period, an amount equal to 25% of Qualified Domestic Work in Process Inventory and (c) thereafter, an amount equal to 20% of Qualified Domestic Work in Process Inventory. Qualified Domestic Work in Process Inventory shall be valued at cost in accordance with GAAP.
     Qualified North American Accounts Receivable means a trade account receivable (excluding all progress billings other than Progress Payment Invoices) owed to the Company or to a Subsidiary Guarantor (a) by an account debtor other than an Affiliate, (b) which arose out of the performance of services by such Person or from a bona fide sale or lease of goods which have been delivered or shipped to the account debtor and for which such Person has genuine invoices, shipping document or receipts,
    (c) which is not more than 61 days past due from the original due date of the relevant invoice and which original due date was not more than (i) 30 days after the date of the relevant invoice (or such longer period, not in excess of one year, as the Company or a Subsidiary Guarantor has customarily provided for that particular account debtor) for account debtors located in the United States and (ii) 60_days after the date of the relevant invoice (or such longer period, not in excess of one year, as the Company or a Subsidiary Guarantor has customarily provided for that particular account debtor) for foreign account debtors, (d) in which the Agent has a valid, perfected first priority security interest and which is subject to no other Lien, (e) which is enforceable against the account debtor without setoff, credit, allowance or discount, except discount for prompt payment, (f) which, together with the transactions out of which it arose, complies with all applicable laws and regulations, (g) which has not been classified as Claim status by the Company, (h) as to which the Company has no knowledge of anything which might cause the account debtor to be unable to pay the account, (i) as to which the account debtor has not disputed its liability or returned or threatened to return the goods,
    (j) by an account debtor which is not more than 90_days past due in the payment of more than 50% of the aggregate amount (excluding amounts owed under retainage provisions of the underlying contract) owed by such account debtor to the Company and such Subsidiaries, (k) which, after the occurrence and during the continuance of an ABL Trigger Event, is not an account with respect to which a Service and Erection Accrual exists (provided that if the amount of such account exceeds the related Service and Erection Accrual for that account, such excess shall continue to be qualified under this clause) and (l) as to which the Agent has not notified the Company, after the occurrence and during the continuance of any ABL Trigger Event, that the account or account debtor is unsatisfactory in the good faith determination of the Agent through the application of appropriate criteria generally used by asset-based lenders in determining the property of a borrower eligible for inclusion in a borrowing base. Any Qualified North American Account Receivable which ceases to meet any of the foregoing requirements shall cease to be a Qualified North American Account Receivable at such time.
    In the case of a Progress Payment Invoice, the requirements of clause (b)
    in the preceding paragraph shall not apply and, in lieu of the requirements of clause (c) of the preceding paragraph, such Progress
    Payment Invoice must be due and payable upon receipt and the amount of such Progress Payment Invoice must not be unpaid more than 61_days after its date.
     Reference Rate   means the rate of interest announced from time to time
    by Bank One as its base rate for interest rate determinations. The Reference Rate may or may not be the lowest rate charged by Bank One for commercial loans.
     Reportable Event  means, any of the events set forth in Section 4043(c)
    of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
     Requirement of Law  means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
     Responsible Officer  means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, the assistant treasurer or controller of the Company, or any other officer having substantially the same authority and responsibility.
     Revolving Loan  has the meaning specified in Section 2.01 and may be a
    Base Rate Loan or a LIBOR Rate Loan (each, a  Type  of Revolving Loan).
     Revolving Termination Date  means the earlier to occur of:
         (a)  September_24, 2000; and
         (b)  the date on which the Commitments terminate in accordance with the provisions of this Agreement;
 provided, however, that the Revolving Termination Date may be extended to a later date than the one specified in clause (a) above if requested by the Company and consented to, in writing, by all the Banks.
     SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     Security Documents means the Company Security Agreement, the Company Pledge Agreement, the Assignment of Intercompany Security Agreements, the Subsidiary Guarantor Security Agreements, the Intercompany Security Agreements and any other instrument or agreement provided by the Company or a Subsidiary Guarantor to the Agent as security for the payment of the Obligations.
     Service and Erection Accrual means the amount so identified on the financial statements of the Company and its consolidated Subsidiaries as a liability relating to the Company s and the Subsidiary Guarantor s obligations to its customers for erection, training and initial service of machine purchases but, excluding any such accrual which is not an obligation of the Company or a Subsidiary Guarantor.
     Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a Subsidiary refer to a Subsidiary of the Company.
     Subsidiary Guarantor  means Minserco, Inc., Boonville Mining Services,
    Inc. and each other Subsidiary which is required under Section_7.14_to execute a Subsidiary Guaranty and any successor or assign thereof.
     Subsidiary Guarantor Security Agreement means a Security Agreement executed by a Subsidiary Guarantor in substantially the form of Exhibit K.
     Subsidiary Guaranty means a Guaranty Agreement executed by a Subsidiary Guarantor in substantially the form of Exhibit J.
     Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
     Swap Contract  means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.
     Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap
    Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).
     Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.
     Type has the meaning specified in the definition of Revolving Loan. Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 (b) of the Code over the market value of that Plan s assets for the applicable plan year.
     United States and U.S. each means the United States of America. Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.
    1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
         (b) The words hereof , herein , hereunder and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
    (c)  (i)  The term  documents  includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
         (ii)  The term  including  is not limiting and means  including without limitation.
         (iii)  In the computation of periods of time from a specified date to a later specified date, the word from means from and including ; the words to and until each mean to but excluding , and the word through  means  to and including.
         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
         (e)  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase  in its/their sole discretion.
         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the
Company and
the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.
    1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.
         (b) References herein to fiscal year and fiscal quarter refer to such fiscal periods of the Company.
                            ARTICLE II
                            THE CREDITS
    2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a Revolving Loan ) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be reduced under Section 2.05 or Section 2.07 or as a result of one or more assignments under Section 11.08, such Bank's
Commitment );
provided, however, that, after giving effect to any Borrowing of Revolving
Loans,
the sum of the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations shall not at any time exceed the lesser of (a) the Borrowing Base Amount or (b) an amount equal to the combined Commitments minus (unless otherwise agreed to by the Majority Banks) the 1997_Senior Note Reserve after giving effect to the requested Borrowing; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and
Section 2.07 and reborrow under this Section 2.01.
    2.02 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the
Agent, the Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for
the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.
         (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.
    2.03 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Milwaukee, Wisconsin time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:
              (A)  the amount of the Borrowing, which shall be, in the case of a LIBOR Rate Loan, in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof and, in the case of a Base Rate Loan, in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof;
              (B)  the requested Borrowing Date, which shall be a Business
         Day;
              (C)  the Type of Loans comprising the Borrowing; and
              (D)  with respect to a Borrowing comprised (in whole or in part) of LIBOR Rate loans only, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.
Provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 1:00 p.m. (Milwaukee, Wisconsin time) on the Closing Date and such
Borrowing will consist of Base Rate Loans only.
         (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing, the amount of such Bank's Pro Rata Share of that Borrowing and, if applicable, that such Borrowing will be used to make an interest payment on the 1997 Senior Notes.
         (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Milwaukee, Wisconsin time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent
at such office by crediting the account of the Company on the books of Bank One with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.
         (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.
         (e) Notwithstanding subsection 2.03(a) and the last sentence of subsection_2.03(c), if the Company desires Revolving Loans to pay interest due on
the 1997_Senior Notes and, accordingly, reduce the 1997_Senior Note Reserve to $0,
the Company shall so indicate in the applicable Borrowing Notice which shall also
identify the trustee or paying agent for the 1997_Senior Notes to which such amounts should be forwarded and include all necessary wire transfer information.
The Agent shall wire transfer the proceeds of such Revolving Loans to the specified trustee or paying agent on the Borrowing Date.
    2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):
         (i)  elect, as of any Business Day, to convert Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans;
    or
         (ii) elect as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);
provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect
of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof
to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into
Base Rate Loans, and on and after such date the right of the Company to continue such Loans as LIBOR Rate Loans shall terminate.
         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Milwaukee, Wisconsin time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as
LIBOR Rate Loans; and (ii) on
the Conversion/Continuation Date, if the Loans are to be converted into
Base Rate Loans, specifying:
              (A)  the proposed Conversion/Continuation Date;
              (B)  the aggregate amount of Loans to be converted or
         continued;
              (C)  the Type of Loans resulting from the proposed conversion or continuation; and
              (D)  other than in the case of a conversion into Base Rate
         Loans, the duration of the requested Interest Period.
         (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, the Company shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.
         (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic
conversion.  All conversions and continuations shall be made ratably according to
the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.
         (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an LIBOR Rate Loan.
         (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.
    2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $2,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect minus (unless otherwise agreed to by the Majority Banks) the maximum amount of the 1997
Senior Note Reserve, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this
Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.
    2.06 Optional Prepayments. The Company may, at any time or from time to time, upon irrevocable notice to the Agent which is received by the Agent no later than 11:00_a.m. (Milwaukee, Wisconsin time) on the prepayment date, ratably prepay
Base Rate Loans in whole or in part, in minimum amounts of $500,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid.
    2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. (a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations
exceeds the lesser of (i) the Borrowing Base Amount or (ii) the combined Commitments minus (unless otherwise agreed to by the Majority Banks) the amount of the 1997_Senior Note Reserve as of such date, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to such excess.
         (b)  Upon receipt by the Company or any Material Domestic Subsidiary of any Net Proceeds the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the lesser of (i) 75% of such Net Proceeds or (ii) the outstanding principal amount of Revolving Loans and L/C Advances. On such date the Commitments shall be reduced by an amount equal to 75% of such Net
Proceeds.
Once reduced in accordance with this subsection, the Commitments may not be increased. Any reduction in the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in a notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment unless, after giving effect thereto, the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment.
All accrued commitment fees to, but not including, the effective date of any such reduction of the Commitments shall be paid on the date of such reduction.
    2.08 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans and L/C Borrowings outstanding on such date.
    2.09 Interest. (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be, plus the Applicable Margin.
         (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.
         (c) Notwithstanding subsection (a) of this Section, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans at a rate per annum equal to the rate applicable to each outstanding Loan as specified in subsection (a) above plus_2%, (i) upon written notice to the Company from the Agent, while any Event of Default exists and (ii) at all times after acceleration of the maturity of the Notes.
         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any
law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.
    2.10  Fees.  In addition to certain fees described in Section 3.08:
         (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement
( Fee Letter ) between the Company, the Arranger and the Agent dated August_13, 1997.
         (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon
the daily utilization for that quarter as
calculated by the Agent, equal to 1/2 of 1% per annum. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1997, through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.
    2.11 Computation of Fees and Interest. (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.
         (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the
Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.
    2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 12_noon (Milwaukee, Wisconsin time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 12_noon (Milwaukee, Wisconsin time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
         (b)  Subject to the provisions set forth in the definition of
 Interest Period herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
         (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount
then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal
Funds Rate for each day from the date such amount is distributed to such Bank until the date
repaid.
    2.13 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date
and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made
available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period.
A notice
of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement.
If such amount is not made available to the Agent on the Business
Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.
         (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.
    2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the
Agent of such fact, and (b)
purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.
    2.15 Sharing and Application of Collateral Proceeds. The Subsidiary Guaranties and the Security Documents secure certain obligations and liabilities of the Company to a Bank or an Affiliate of a Bank (the Other Obligations ) which do not constitute Obligations under this Agreement.
Amounts received by the Agent
under the Subsidiary Guaranties and Security Documents shall be allocated (after payment of all expenses incurred by the Agent and the Banks in obtaining such amounts) first among the Obligations and the portion of the Other Obligations arising in connection with Permitted Swap Obligations ratably according to the aggregate amount of the Obligations and of the portion of the Other Obligations arising in connection with Permitted Swap Obligations due and payable as of the date such amounts are received by the Agent, and any excess shall be applied to other amounts due to a Bank or an Affiliate of a Bank which comprise
Other Obligations.
    2.16 ABL Trigger Event. Notwithstanding any contrary provision in this Agreement or any other Loan Document, upon the occurrence and during the continuance of an ABL Trigger Event:
         (a) the Company shall provide Borrowing Base Certificates within_20_days after the end of each month and shall provide to the Agent an update to the information relevant in determining the Qualified Domestic Net Unbilled Progress Billing Receivables and the Qualified North American Accounts Receivable, all in form and detail reasonably satisfactory to the Agent;
         (b)  the Agent shall (unless waived by the Majority Banks) conduct, or shall cause to be conducted, a field exam of the properties of the
Company and the Subsidiary Guarantors on a quarterly basis; and
         (c) the Company shall promptly (and in any event within 15_days after a Responsible Officer obtains knowledge of the occurrence of an ABL Trigger Event) enter into a lockbox agreement with the Agent, in form and content acceptable to the Agent, the Majority Banks and the Company, providing for payments made to the Company to be deposited into an account under the sole control of the Agent.
         The updates required under clause (a) above shall be provided (i) within five days after the end of each week if the Borrowing Base Amount exceeds the sum of the Effective Amount of Loans and the Effective Amount of L/C Obligations by at least $10,000,000 or (ii) otherwise, on a daily basis.
                            ARTICLE III
                       THE LETTERS OF CREDIT
    3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c)
and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the Issuance Date ) (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving
Loans exceeds the lesser of [a] the Borrowing Base Amount or [b] the combined Commitments minus (unless otherwise agreed to by the Majority Banks) the 1997 Senior Note Reserve in effect on the Issuance Date, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.
         (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:
         (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing
    Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;
         (ii)  the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;
         (iii) the expiry date of any requested Letter of Credit is (A) more than 24 months after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, (B) after the Revolving Termination Date, unless the Majority Banks have approved such expiry date in writing, or (C) more than 180_days after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;
         (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit
    shall violate any applicable policies of the Issuing Bank;
         (v) such Letter of Credit is to be denominated in a currency other than U.S. Dollars, Australian Dollars, Canadian Dollars or British Pounds.
    3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.
         (b)  At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or
before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof; or (B) that one or more conditions specified in
Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a
Letter of Credit for the account of the
Company in accordance with the Issuing Bank's usual and customary business practices.
         (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an
L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank:  (i) the Letter of Credit to be amended;
(ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed
amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.
         (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed;
(ii) the proposed date of notification of renewal of the Letter of Credit
(which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter
of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the
Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.
         (e)  The Issuing Bank may, at its election (or as required by the
Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such
Letter of Credit to be a date not
later than the Revolving Termination Date.
         (f)  This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).
         (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.
    3.03 Existing Bank One Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Closing Date, the Existing Bank One Letters of Credit shall be deemed for all purposes, including for purposes of the fees to
be collected pursuant to subsection 3.08(a), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of section 2.01 and subsection 2.10(b), the Existing Bank One Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.
         (b)  Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times
(ii) the
maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01, each
Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.
         (c)  In the event of any request for a drawing under a Letter of
Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 12_noon
(Milwaukee, Wisconsin time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an Honor Date ), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12_noon (Milwaukee, Wisconsin time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
         (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 2:00 p.m. (Milwaukee, Wisconsin time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal
Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on
such date shall not relieve such Bank from its obligations under this Section 3.03.
         (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 5.02 or for any other reason, the Company shall be deemed to have incurred
from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect plus 2.00% , and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.
         (f) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this
Section 3.03 (but not each Bank s obligation to purchase a participation in an
L/C
Borrowing under subsection 3.03(e)) is subject to the conditions set forth in
Section 5.02.
    3.04 Repayment of Participations. (a)__Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the
Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant
to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each
Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.
         (b)  If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal
Funds Rate in effect from time to time.
    3.05  Role of the Issuing Bank.  (a)         Each Bank and the
Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.
         (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i)
any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.
         (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a
Letter of Credit.   In furtherance and not in limitation of the
foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
    3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:
         (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;
         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;
         (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;
         (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
         (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that substantially complies with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;
         (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or
         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.
    3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.07(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the Obligations in an amount equal to such L/C Obligations.
    3.08 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee (i) with respect to the Nonfinancial Letters of Credit equal to 50% of the Applicable Margin for LIBOR Rate Loans in effect from time to time (on a per annum basis) multiplied by the average daily maximum amount available to be drawn under the outstanding Nonfinancial Letters of Credit and (ii) with respect to the Financial Letters of Credit equal to the Applicable Margin for LIBOR Rate Loans in effect from time to time (on a per annum basis) multiplied by the average daily maximum amount available to be drawn under the outstanding Financial
Letters of Credit, computed
on a monthly basis in arrears on the last Business Day of each month based upon Letters of Credit outstanding for that month as calculated by the Agent. Such letter of credit fees shall be due and payable monthly in arrears on the last Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).
         (b) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.
    3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.
                            ARTICLE IV
              TAXES, YIELD PROTECTION AND ILLEGALITY
    4.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.
         (b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:
         (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;
         (ii)  the Company shall make such deductions and withholdings;
         (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.
         (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes and (ii) Other Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.
         (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.
         (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.
    4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make LIBOR Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.
         (b) If a Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loan. If the Company is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.
         (c)  If the obligation of any Bank to make or maintain LIBOR Rate
Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as LIBOR Rate Loans shall be instead Base Rate Loans.
         (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.
    4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i)_the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation generally applicable to the banking industry issued or made after the date of this Agreement or (ii)_the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority generally applicable to the banking industry (whether or not having the force of law) issued or made after the date of this Agreement, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent) made within 90_days after the date of the event under clause (i) or (ii) above, pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.
         (b) If any Bank shall have determined that (i) the introduction after the date of this Agreement of any Capital Adequacy Regulation, (ii) any change after the date of this Agreement in any Capital Adequacy Regulation, (iii) any change after the date of this Agreement in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance after the date of this Agreement by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent made within 90_days after the date of the event under clause
(i), (ii), (iii) or (iv) above, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.
         (c)  A Bank may make a demand for payment under subsections (a) and
(b) of this Section only if such Bank has made similar demands for payment on similar borrowers in the U.S. which have entered into similar credit agreements with such Bank and against which such Bank is entitled by contract to demand such payments.
    4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:
         (a) the failure of the Company to make on a timely basis any payment of principal of any LIBOR Rate Loan;
         (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;
         (c) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period; or
         (d) the automatic conversion under Section 2.04 or subsection_4.02(b) of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;
including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each LIBOR Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.
    4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed LIBOR Rate does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.
    4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.
    4.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or
(iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).
    4.08  Survival.  The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations but any request for a payment or compensation made by a Bank under this Article IV must be delivered no later than 90_days after the last to occur of payment in full of the Obligations, the expiration or termination of the Commitments and the expiration of all Letters of Credit.
                             ARTICLE V
                       CONDITIONS PRECEDENT
    5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:
         (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;
          (b) Subsidiary Guaranties. The Subsidiary Guaranties duly executed by the Subsidiary Guarantors;

          (c)  Security Documents.

                    (i) The Company Security Agreement, duly executed by the Company, together with such financing statements and other filings as are necessary to perfect the security interest in the properties of the Company granted to the Agent therein;

                    (ii) The Company Pledge Agreement, duly executed by the Company, together with certificates representing 100% of the issued and outstanding stock of the Company s domestic Subsidiaries and 65% of the issued and outstanding stock of the Company s foreign Subsidiaries and duly executed blank, undated stock powers;

                    (iii) Separate Subsidiary Guarantor Security Agreements, each duly executed by the appropriate Subsidiary Guarantor, together with such financing statements and other filings as are necessary to perfect the security interest in the properties of the Subsidiary Guarantors granted to the Agent therein;

                    (iv) The Intercompany Notes, duly executed by the applicable Subsidiary Guarantors, and endorsed in blank by the Company;

                    (v) The Intercompany Security Agreements, duly executed by each Subsidiary Guarantor party to an Intercompany Note, together with such financing statements and other filings as are necessary to perfect the security interest in the properties of such Subsidiary granted to the Company therein (which financing statements shall list the Agent as assignee of the Company); and

                    (vi) The Assignment of Intercompany Security
     Agreements, duly executed by the Company.

         (d)  Resolutions and By-Laws; Incumbency.
         (i) Copies of the by-laws of BAC, the Company and each Subsidiary Guarantor as in effect on the Closing Date and of the resolutions of the board of directors of the Company and each Subsidiary Guarantor authorizing the transactions contemplated hereby, each certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person;
    and
         (ii) A certificate of the Secretary or Assistant Secretary of the Company and each Subsidiary Guarantor certifying the names and true signatures of the officers of the Company or such Subsidiary Guarantor authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;
         (e) Organization Documents; Good Standing. Each of the following documents:
         (i)  the articles or certificate of incorporation of BAC, the
    Company and each Subsidiary Guarantor as in effect on the Closing Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date; and
         (ii) a good standing certificate or certificate of status for the Company and each Subsidiary Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or such Subsidiary Guarantor is qualified to do business as a foreign corporation as of a recent date;
          (f) Machinery and Equipment Appraisal. An appraisal of the orderly liquidation value of the machinery and equipment owned by the Company, including that to be acquired as part of the Marion Acquisition, in form and detail satisfactory to the Agent;
          (g) Lien Searches. Searches of the appropriate public offices demonstrating that no Lien is of record with respect to the Company, any Subsidiary Guarantor or Marion except (i) Liens which will be terminated or released upon the repayment of the 1994 Secured Notes and the Existing Bank One Credit Agreement and (ii) Permitted Liens;
          (h) Borrowing Base Certificate. A completed Borrowing Base Certificate as of August_31, 1997;
          (i) Insurance Certificates. Insurance certificates fulfilling the requirements set forth in the Security Documents;
          (j) Environmental Questionnaire. An environmental questionnaire, completed by the Company, disclosing that, except as disclosed in Schedule 6.12 hereto, there exists as of the Closing Date no uncorrected violation by the Company or any domestic Subsidiary of any Environmental Laws or any condition which would subject the Company or such domestic Subsidiary to damages, penalties, injunctive relief or clean-up costs under any Environmental Laws or which require or are likely to require clean up, removal, remedial action or other response under any Environmental Laws which could reasonably be expected to result in a Material Adverse Effect;
          (k) Redemption of 1994 Secured Notes; Repayment of Loans under the Existing Bank One Credit Agreement; Termination Statements. Evidence satisfactory to the Agent that, on the Closing Date, the 1994 Secured Notes will be purchased for cancellation, redeemed or defeased, and the principal balance of and accrued interest on all loans (other than the PECFA Loan) under the Existing Bank One Credit Agreement and under the PPM Bridge Loan Facility will be paid, in full out of the proceeds of Revolving Loans made on the Closing Date and the proceeds from the issuance of the 1997 Senior Notes, together with executed termination statements, in form satisfactory for filing, evidencing the termination of the security interests in the Company s properties which secured the 1994 Secured Notes and the Existing Bank One Credit Agreement (other than with respect to the PECFA Loan);
          (l)  Issuance of the 1997 Senior Notes.  Evidence satisfactory to the Agent that the Company has issued and received payment for the 1997 Senior Notes and copies, certified by the Secretary or Assistant Secretary of the Company, of the 1997 Senior Note Documents;
          (m)  Marion Acquisition.  Evidence satisfactory to the Agent that the Marion Acquisition has been completed in accordance with the terms and provisions of the Marion Acquisition Documents and copies, certified by the Secretary of Assistant Secretary of the Company, of the Marion Acquisition Documents.;
          (n) Legal Opinions. An opinion of Whyte Hirschboeck Dudek S.C., counsel to the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit D.
         (o) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank One to the extent invoiced
prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank One's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank One); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;
         (p)  Certificate.  A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:
         (i)  the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;
         (ii) no Default or Event of Default exists or would result from the Credit Extension; and
         (iii) there has occurred since December 31, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;
         (q) Surplus Assets. A copy of any contract entered into by the Company or any Subsidiary Guarantor to sell or otherwise dispose of any of the assets included in the appraisal referred to in subsection_5.01(f);
         (r) AIP Purchase. (i) a certificate executed by a Responsible Officer certifying [A] the AIP Merger Agreement has not been terminated by any party thereto and none of the events listed in Annex_I to the AIP Merger Agreement shall have occurred; [B] the Minimum Condition (as defined in the AIP Merger Agreement) and the other conditions set forth in Annex_I have been satisfied; and [C] the number of shares of common stock of the Company validly tendered to BAC and not withdrawn and the number of  Dissenting Shares
(as defined in section_2.2 of the AIP Merger Agreement);
              (ii) If the Short Form Merger (as defined in the Offering Memorandum for the 1997_Senior Notes) is to occur on the Closing Date, a copy of the Certificate of Merger of BAC and the Company and evidence satisfactory to the Agent that such Certificate will be filed with the Secretary of State of Delaware
before or concurrently with the initial extensions of credit hereunder and that the merger of BAC and the Company will be effective upon filing;
              (iii) If the Short Form Merger will not occur on the Closing Date, a copy of the promissory note of AIP evidencing the AIP Bridge Loan
(if made on the Closing Date); and
              (iv) Evidence satisfactory to the Agent that AIP has invested not less than $143,000,000 to effect the AIP Purchase.
         (s) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.
    5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:
         (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.02;
         (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/ Continuation
Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);
         (c) No Material Adverse Effect. No event or act shall have occurred, and no condition shall exist, which results in, individually or in the aggregate, a Material Adverse Effect; and
         (d) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance. Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.
                            ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES
    The Company represents and warrants to the Agent and each Bank that:
    6.01 Corporate Existence and Power. The Company, each of its Material Domestic Subsidiaries and each of its Material Foreign Subsidiaries:
         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
         (b) has the power and authority to own its assets, carry on its business and to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party;
         (c) has all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business;
         (d)  is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
         (e)  is in compliance with all Requirements of Law;
except, in each case referred to in clause (c), clause (d) or clause (e), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
    6.02  Corporate Authorization; No Contravention.  The execution, delivery
and
performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:
         (a)  contravene the terms of any of that Person's Organization
Documents;
         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation relating to borrowed money or evidencing any other material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or
         (c)  violate any Requirement of Law.
    6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental
Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of the Subsidiary Guarantors of this Agreement or any other Loan Document.
    6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any Subsidiary Guarantor is a party constitute the legal, valid and binding obligations of the Company and such Subsidiary
Guarantor to the extent it
is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.
    6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:
         (a) purport to affect or pertain to this Agreement or any other Loan Document, the Marion Acquisition Documents, the Senior Note Documents, the AIP Purchase or any of the transactions contemplated hereby or thereby; or
         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.
         No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain (i) the execution, delivery or performance of this Agreement or any other Loan Document, the Marion Acquisition Documents, the
1997 Senior Note Documents or directing that the transactions provided for herein or therein not be consummated as herein or therein provided or
(ii) the AIP Purchase.
    6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or by any Subsidiary Guarantor. As of the Closing Date, neither the Company nor any
Subsidiary is in default under
or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).
    6.07  ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:
         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the
Code has been made with respect to any Plan.
         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any
liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under
Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
    6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.07.  Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
    6.09 Title to Properties. Except as specifically disclosed in Schedule 6.09, the Company, each Material Domestic Subsidiary and each Material Foreign Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse
Effect. As of the Closing Date and after giving effect to the purchase for cancellation, redemption or defeasance of the 1994 Secured Notes and the payment of all loans (other than the PECFA Loan) outstanding under the Existing Bank One Credit Agreement, the properties of the Company and its Material Domestic Subsidiaries are subject to no Liens, other than Permitted Liens.
    6.10 Taxes. Except as specifically disclosed in Schedule 6.10, the Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.
    6.11  Financial Condition.  (a) The audited consolidated financial statements
of the Company and its Subsidiaries dated December 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated financial statements of the Company and its Subsidiaries dated June_30, 1997, and the related consolidated statements of income or operations, shareholders  equity and cash flows for the fiscal quarter ended on such date:
         (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject, in the case of the June_30, 1997 financial statements, to ordinary, good faith year end audit adjustments;
         (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the periods covered thereby; and
         (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material Contractual Obligations (other than those incurred in the ordinary course of business) and Contingent Obligations.
         (b)  Since June_30, 1997 there has been no Material Adverse Effect.
         (c) The Company has furnished to the Agent and the Banks a pro forma balance sheet of the Company and its consolidated Subsidiaries, reflecting the Marion Acquisition, the issuance of the 1997_Senior Notes and the AIP Purchase, dated as of June_30, 1997 (the Pro Forma Balance Sheet ). To the best knowledge of the Company, the Pro Forma Balance Sheet fairly presents the assets, liabilities and financial condition of the Company and its consolidated Subsidiaries as of the Closing Date and there are no omissions from the
Pro Forma Balance Sheet, or other facts and circumstances not reflected in the Pro Forma Balance Sheet, which would be material under GAAP.
    6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental
Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an Investment Company within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other
Federal or state statute or regulation limiting its ability to incur
Indebtedness.
    6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.
    6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person which, if successfully asserted, could reasonably be expected to have
a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person which, if successfully asserted, could reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or
code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.
    6.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.16 hereto and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.16.
    6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts,
with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.
    6.18 Swap Obligations.__Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap
Contract.
    6.19 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
                            ARTICLE VII
                       AFFIRMATIVE COVENANTS
    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:
    7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:
         (a)  as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm
( Independent Auditor ) which report shall state that such consolidated financial
statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except for changes in accounting principles required by GAAP. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;
         (b)  as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, the related consolidated and consolidating statement of income and the related consolidated statements of shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a
Responsible Officer as fairly presenting, in accordance with GAAP
(subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries; and
         (c)  as soon as available, but not later than 60 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a).
    7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:
         (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;
         (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;
         (c) within 30_days after the end of each month, a completed Borrowing Base Certificate executed by a Responsible officer; and
         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.
    7.03  Notices.  The Company shall promptly notify the Agent and each Bank:
         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become, in
the good faith judgment of the Company, a Default or Event of Default;
         (b) of any matter, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any
dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable
Environmental Laws, which, in the case of any of the foregoing, has resulted in or may result in a Material Adverse Effect;
         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any
ERISA Affiliate with respect to such event:
         (i)   an ERISA Event;
         (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;
         (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or
         (iv)  the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.
         (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and
         (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap
Contracts to which the Company or any of its Subsidiaries is party.
         Each notice under subsections 7.03(a), (b), (c) and (d) shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time.  Each
notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or likely will be) breached or violated.
    7.04  Preservation of Corporate Existence, Etc.  The Company shall, and shall cause each Material Subsidiary to:
         (a) except as permitted under Section 8.03, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;
         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or
desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;
         (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and
         (d)  preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
    7.05 Maintenance of Property. The Company shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear, excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Material Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.
    7.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
    7.07 Payment of Obligations. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:
         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;
         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and
         (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such
Indebtedness, to the extent that failure to pay such Indebtedness would cause an Event of Default under subsection 9.01(e), except such as may be contested in good faith or as to which a bona fide dispute may exist.
    7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of
Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act),
except such as may be contested in good faith
or as to which a bona fide dispute may exist.
    7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.
    7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary.
The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss
their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists or after the occurrence of an ABL Trigger Event, the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.
    7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.
    7.12 Use of Proceeds. The Company shall use the proceeds of the Loans to finance the purchase for cancellation, redemption or defeasance of the 1994 Secured Notes, the repayment of amounts owing under the Existing Bank One Credit Agreement, the PPM Bridge Loan Facility and the AIP Bridge Loan, the purchase of common stock pursuant to the AIP Purchase, and for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.
    7.13 Obligations under Other Loan Documents. The Company shall comply, and shall cause each Subsidiary Guarantor to comply, with its obligations under the other Loan Documents to which such Person is a party.
    7.14 Future Subsidiary Guarantors. The Company shall, at the earlier of (a) the date a Subsidiary guarantees the obligations of the Company under the 1997 Senior Notes or the Senior Note Indenture or (b) 30_days after a
Subsidiary of the
Company becomes a Material Domestic Subsidiary, cause such Subsidiary to deliver to the Agent (a) a Subsidiary Guaranty and a Subsidiary Guarantor Security Agreement, duly executed by the new Subsidiary Guarantor, (b) such financing statements and other filings necessary to perfect the security interest granted to the Agent, (c) the documents referred to in subsections 5.01(d), (e) and (i) with respect to the new Subsidiary Guarantor, (d) an opinion of counsel to the new
Subsidiary Guarantor and (e) such other documents as the Agent may request. All such documents shall be satisfactory in form and content to the Agent.
                           ARTICLE VIII
                        NEGATIVE COVENANTS
    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of
Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:
    8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary Guarantor to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following
( Permitted Liens ):
         (a) any Lien existing on property of the Company or any Subsidiary Guarantor on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;
         (b)  any Lien created under any Loan Document;
         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;
         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
         (e)  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;
         (f) Liens on the property of the Company or a Subsidiary Guarantor securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business , provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;
         (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed no later than 10_days after the commencement of any proceeding seeking enforcement of such Lien
and all such Liens in the aggregate at any time outstanding for (i) the Company and the Subsidiary Guarantors do not exceed $2,000,000 and (ii) for the Company, its Material Domestic Subsidiaries and its Material Foreign Subsidiaries do not exceed $4,000,000;
         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Material Domestic Subsidiaries;
         (i) Liens on assets of a Person which becomes a Subsidiary Guarantor after the date of this Agreement, provided, however, (i) that such Liens existed at the time the Person became a Subsidiary Guarantor and were not created in anticipation thereof; and (ii) such Liens attach only to the property of such Subsidiary Guarantor;
         (j)  purchase money security interests on any property acquired or held by the Company or the Subsidiary Guarantor in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i)
any such
Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not exceed $10,000,000 at any time;
         (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;
         (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the appropriate Subsidiary Guarantor in excess of those set forth by regulations promulgated by the FRB, and (ii)_such deposit account is not intended by the Company or any Subsidiary Guarantor to provide collateral to the depository institution;
         (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary
Guarantor party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiary
Guarantors together in favor of any counterparty does not at any time exceed $2,000,000;
         (n)  Liens on property of the Company which is leased by the Company to a customer securing Indebtedness in a principal amount not greater than 125% of the aggregate book value of such leased property; provided that the aggregate principal amount of Indebtedness secured by any and all such Liens, together with the Guaranty Obligations permitted under subsection_8.08(e), shall not exceed $10,000,000 at any time;
         (o) Liens securing the Company s Indebtedness or Contingent Obligations with respect to Surety Instruments permitted under Section_8.08(d), provided that such Liens attach only to the inventory, accounts receivable and related proceeds for the specific product being manufactured, supplied or serviced by the Company or any domestic Subsidiary with respect to which such Surety Instrument was obtained and, in the case of Surety Instruments relating to the provision of services, the equipment at the service location necessary to complete such services; and
         (p)  Liens securing Indebtedness for borrowed money, capitalized leases or other comparable financing arrangements not permitted by, or exceeding the amounts of Indebtedness permitted under, clauses (a), (b), (i), (j), (n) and
(o) above in an aggregate amount principal amount not exceeding $10,000,000 at any time.
    8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary Guarantor to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:
         (a)  dispositions of inventory in the ordinary course of business;
         (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;
         (c) dispositions of inventory by the Company or any Subsidiary Guarantor to the Company or any other Subsidiary pursuant to reasonable business requirements;
         (d) dispositions of equipment which is obsolete and/or no longer necessary in the business operations of the Company or the applicable Subsidiary Guarantor so long as the net book value of all such equipment disposed of does not exceed $3,000,000 during any fiscal year;
         (e) the dispositions referred to in clauses (1), (2) and (3) in the second paragraph of the definition of Net Proceeds ; and
         (f) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no
Event of Default shall exist or shall result from such disposition, (ii) at least 75% of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and the Subsidiary Guarantors, together, shall not exceed $10,000,000 on a cumulative basis for the 1997_and 1998 fiscal years or $2,000,000 in any subsequent fiscal year.
    8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:
         (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary or a Subsidiary Guarantor, the Wholly-Owned Subsidiary or the Subsidiary Guarantor, as the case may be, shall be the continuing or surviving corporation;
         (b)  any Subsidiary (other than a Subsidiary Guarantor) may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and
         (c) the Company may merge with BAC (with the Company as the surviving corporation) as a component of the AIP Purchase.
    8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, Investments ), except for:
         (a) Investments held by the Company or a Subsidiary in the form of cash equivalents;
         (b)  extensions of credit in the nature of accounts receivable or notes receivable or lease receivables arising from the sale or lease of goods or services in the ordinary course of business;
         (c) Investments by the Company in and to any of its existing domestic Subsidiaries (excluding Western Gear Manufacturing Co.), provided that any extension of credit to a Material Domestic Subsidiary shall be evidenced by an Intercompany Note which is subject to the Company Pledge Agreement and secured by an Intercompany Security Agreement which is subject to the
Assignment of Intercompany Security Agreement;
         (d) Investments by the Company in and to its foreign Subsidiaries in existence on the Closing Date and extensions of credit to foreign Subsidiaries made after the Closing Date, provided that the aggregate extensions of credit (excluding accounts receivable and notes receivable arising from the sale of goods in the ordinary course of business) to foreign Subsidiaries shall not exceed $40,000,000 at any time;
         (e) Investments in Joint Ventures not exceeding $5,000,000 in any fiscal year as to all such Investments in the aggregate;
         (f)  Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;
         (g) extensions of credit by a Subsidiary to the Company or to another Subsidiary, provided that any extension of credit by a Subsidiary Guarantor may only be made to the Company or another Subsidiary Guarantor; and
         (h) Investments by the Company or a Subsidiary in (i) obligations issued or unconditionally guaranteed by the United States government, (ii) time accounts, certificates of deposit and banker s acceptances issued by any Bank or by any other commercial bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $250,000,000, (iii) commercial paper issued by a corporation incorporated under the laws of the
United States or any state thereof which matures no more than 90_days after the date of purchase and which is rated Prime-1 or better by Moody s Investor Service or A-1 or better by Standard & Poor s Ratings Group, (iv) repurchase agreements collateralized by securities described in clause (i) above with commercial banks described in clause (ii) above having a maturity not greater than 7_days and (v) shares of a mutual fund organized under the Investment Company Act of 1940, as amended, which invests its assets exclusively in obligations of the types described in clauses (i) through (iv).
    8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any domestic Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
         (a)  Indebtedness incurred pursuant to this Agreement;
         (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08 and the obligations of the Company at such time as any such Contingent Obligation becomes due and payable;
         (c)  Indebtedness existing on the Closing Date and set forth in
Schedule 8.05;
         (d) unsecured Indebtedness not otherwise permitted under this Section_8.05 and Indebtedness secured by Liens permitted by subsections 8.01(i),
(j), (n) and (p) in an aggregate amount outstanding not to exceed $25,000,000 at any time;
         (e) Indebtedness evidenced by the 1997 Senior Notes and the guarantee thereof by the Subsidiary Guarantors;
         (f)  Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;
         (g)  Indebtedness permitted under subsections_8.04(c) and 8.04(g);
         (h)  Indebtedness under the AIP Bridge Loan which becomes an obligation of the Company upon the effectiveness of the BAC Merger;
provided that  such Indebtedness was incurred by BAC solely to pay the amounts owed to former shareholders of the Company pursuant to the provisions of the AIP Merger Agreement
and the principal amount of such Indebtedness does not exceed the amount paid by BAC to such shareholders minus the $143,000,000 equity infusion of AIP into BAC; provided further that, unless a Default or Event of Default exists at the effective time of the BAC Merger, the Company shall immediately repay such Indebtedness; and
         (i) secured Indebtedness of domestic Subsidiaries which are not Subsidiary Guarantors; provided that the aggregate amount of such Indebtedness shall not exceed $3,000,000 at any time.
    8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except (a) upon fair and reasonable terms no less favorable to the
Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary,
(b) the Company may pay an advisory fee of $4,000,000 to AIP upon completion of the
BAC Merger, (c) the Company may enter into a management services agreement with AIP providing for the payment of up to $1,500,000 per year in management fees and
the reimbursement of expenses to AIP and its Affiliates by the Company and its Subsidiaries and (d) the Company and its Subsidiaries may make the
Investments in
Subsidiaries permitted under Section_8.08 and the Company may otherwise conduct business with its Subsidiaries in a manner consistent with past practices.
    8.07 Use of Proceeds. Except for the AIP Purchase, the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of the Company or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the
purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.
    8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any domestic Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:
         (a) endorsements for collection or deposit in the ordinary course of business;
         (b)  Permitted Swap Obligations;
         (c) Contingent Obligations of the Company and its domestic Subsidiaries existing as of the Closing Date and listed in Schedule 8.08;
         (d)  Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $25,000,000 in the aggregate in respect of the Company and its domestic Subsidiaries together; and
         (e) Guaranty Obligations incurred by the Company with respect to the lease by a customer of the Company from a third party of a product manufactured by the Company and sold to such third party, provided that the aggregate amount of such Guaranty Obligations outstanding, together with the aggregate principal amount of Indebtedness secured by Liens permitted under subsection_8.01(n)
shall not exceed $10,000,000 at any time.
    8.09 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and in the same or related line of business as currently conducted by the Company or such Subsidiary.
    8.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:
         (a) leases of the Company and of Subsidiaries in existence on the Closing Date (including those assumed by the Company pursuant to the Marion Acquisition) and any renewal, extension or refinancing thereof;
         (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; provided that the aggregate annual rental payments by the Company and its Subsidiaries pursuant to operating leases (including operating leases permitted under clause
(a)) shall not exceed $8,000,000 during any fiscal year; and ;
         (c)  capital leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such capital leases shall not exceed
$500,000 in any fiscal year.
    8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:
         (a)  declare and make dividend payments or other distributions payable solely in its common stock and may declare and pay dividends payable to the Company or any Wholly-Owned Subsidiary;
         (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and
         (c)  consummate the Option Repurchase and may, if the Short Form
Merger is not effected on the Closing Date, pay cash consideration to its former shareholders upon the completion of the BAC Merger in accordance with the AIP Merger Agreement.
    8.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
    8.13 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.
    8.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to
         (a) make any significant change in accounting treatment or reporting practices, except as required by GAAP; (b) change the fiscal year of the Company or of any Subsidiary; or (c) change in any material respect the manner of calculating the Obsolescence Reserve or the Service and Erection Accrual or the designation of certain accounts receivable as Claim status, or change the practices historically followed by Company in applying credit memos against account receivables, except as required by GAAP. The Company shall promptly notify the Agent if the Company makes any change permitted under clauses (a) or
(c) above.
    8.15  Redemption of 1997 Senior Notes.  The Company shall not:
         (a) prepay, redeem, purchase or otherwise acquire, any of the 1997 Senior Notes unless the consent of the Majority Banks (or, if a Default or Event of Default exists, all the Banks) is obtained, provided that if no ABL Trigger Event has occurred and is continuing and no Default or Event of Default exists, the Company may use the proceeds obtained from a public offering of the
Company s common stock to redeem up to 34% of the 1997 Senior Notes in accordance with Section_5 of the 1997 Senior Notes; or
         (b) agree to any amendment to any of the Senior Note Documents which would (i) provide collateral for the 1997 Senior Notes, (ii) increase the interest rate on the 1997_Senior Notes, (iii) change the principal payment date of or redemption provisions applicable to the 1997_Senior Notes, (iv) impose any financial covenant which, if not satisfied , could result in a default under the Senior Note Indenture, (v) amend any event of default in the Senior Note Indenture which would make it more likely that, or increase the events or circumstances under which, an event of default thereunder would occur or (vi) otherwise materially and adversely affect the Banks, unless the prior written consent of all of the Banks is obtained, or agree to any other amendment of the Senior Note Documents unless the prior written consent of the Majority Banks is obtained.
    8.16 Financial Covenants.
         (a) Adjusted Funded Debt to EBITDA Ratio. The Company shall not permit the Adjusted Funded Debt to EBITDA Ratio, as of the end of any fiscal quarter set forth in the following table, to exceed the corresponding ratio:
                    Date                        Ratio
          December 31, 1997                   8.50:1.0
          March 31, 1998                      7.60:1.0
          June 30, 1998                       7.20:1.0
          September 30, 1998                  6.60:1.0
          December 31, 1998                   6.25:1.0
          March 31, 1999                      6.20:1.0
          June 30, 1999                       5.90:1.0
          September 30, 1999                  5.50:1.0
          December 31, 1999                   5.25:1.0
          March 31, 2000                      5.00:1.0
          June 30, 2000                       5.00:1.0
          Each fiscal quarter thereafter      4.75:1.0
         (b) Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter set forth in the following table, to be less than the corresponding ratio:
                    Date                        Ratio
          December 31, 1997                   1.10:1.0
          March 31, 1998                      1.10:1.0
          June 30, 1998                       1.10:1.0
          September 30, 1998                  1.30:1.0
          December 31, 1998                   1.35:1.0
          March 31, 1999                      1.40:1.0
          June 30, 1999                       1.45:1.0
          September 30, 1999                  1.45:1.0
          December 31, 1999                   1.45:1.0
          Each fiscal quarter thereafter      1.50:1.0
         (c) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio, as of the end of any fiscal quarter set forth in the following table, to be less than the corresponding ratio:
             Date                               Ratio
          December 31, 1997                   1.50:1.0
          March 31, 1998                      1.50:1.0
          June 30, 1998                       1.50:1.0
          September 30, 1998                  1.60:1.0
          December 31, 1998                   1.70:1.0
          March 31, 1999                      1.80:1.0
          June 30, 1999                       1.95:1.0
          September 30, 1999                  2.05:1.0
          Each fiscal quarter thereafter      2.15:1.0
         (d) Net Worth. The Company shall not permit Net Worth as of December_31, 1997 to be less than $110,000,000 or as of the end of any subsequent fiscal year to be less than (i) $110,000,00 plus (ii) 50% of Net Earnings during the period from January_1, 1998 to the date of determination (treated as a single accounting period with no reduction due to a net loss for any fiscal year); provided, however, that if (a) the BAC Merger has not occurred by December_31, 1997, the Net Worth of BAC shall be added to the Net Worth of the Company and its consolidated Subsidiaries for purposes of determining compliance with the December_31, 1997 minimum Net Worth requirement and (b) amounts paid by the Company after January_1, 1998 to effect the Option Repurchase shall be disregarded for purposes, of computing Net Earnings under this section.
    8.17 Capital Expenditures. The Company shall not, and shall not permit any Subsidiary to, make any Capital Expenditure if, as a result thereof, the aggregate Capital Expenditures by the Company and its Subsidiaries would exceed
(a) $6,000,000 during the fiscal year ending December_31, 1997, (b) $12,000,000 during each of the next two fiscal years or (c) $7,500,000 during any subsequent fiscal year; provided that if (1) no Default or Event of Default exists and (2) the Capital Expenditures relates to the Company s plant modernization program, then the Company may (Y) exceed the amounts in clauses (a) and (b) above so long as the aggregate Capital Expenditures made by the Company and its Subsidiaries during the three fiscal year period ending December 31, 1999 does not exceed $30,000,000 and (Z) exceed the amount in clause (c) above to the extent necessary to complete the plant modernization program so long as the amount of such excess,
when added to the aggregate Capital Expenditures made by the Company and its Subsidiaries during the three fiscal year period ending December_31, 1999, does not exceed_$30,000,000.
    8.18 Western Gear. The Company shall not, and shall not permit any Subsidiary to, make any Investment in, repay any loan from or otherwise transfer, directly or indirectly, any value to Western Gear Machinery Co.
                           ARTICLE IX
                        EVENTS OF DEFAULT
    9.01 Event of Default. Any of the following shall constitute an Event of Default :
         (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five_days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or
         (b)  Representation or Warranty.  Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or
         (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Article VIII; or
         (d)  Other Defaults.  The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days (or in the case of Sections_7.01, 7.02, 7.03 and 7.09 five days) after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or
         (e) Cross-Default. (i)_The Company or any Subsidiary (A)_fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn combined or available amounts and including amounts owing to all creditors under any available combined or syndicated credit arrangement) of more than $5,000,000 when due; or (B)_fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs a Default or Event of Default (as defined therein) under the Senior Note Indenture; or (iii)_there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1)_any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2)_any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $2,000,000; or
         (f) Insolvency; Voluntary Proceedings. The Company, any Material Domestic Subsidiary or any Material Foreign Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or
         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, any Material Domestic Subsidiary or any Material Foreign Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, any Material Domestic Subsidiary's or any Material Foreign Subsidiary s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Domestic Subsidiary or any Material Foreign Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company, any Material Domestic Subsidiary or any Material Foreign Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or
         (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000 and the Company or applicable ERISA Affiliate has failed to timely make such contributions as are required under ERISA with respect thereto; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or
         (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $2,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry; or
         (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
         (k)  Change of Control.  There occurs any Change of Control; or
         (l) Subsidiary Guarantor Defaults. A Subsidiary Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the
Subsidiary Guaranty to which it is a party; or such Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections
(f) or (g) of this Section occurs with respect to a Subsidiary Guarantor; or
    9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,
         (a) declare the Commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;
         (b)  declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and
         (c)  exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.
    9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
    9.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a Charge ), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of Section_8.16(d) as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.
                            ARTICLE X
                            THE AGENT
    10.01 Appointment and Authorization; Agent . (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term agent in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
         (b)  The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities
(i)_provided to the Agent in this Article_X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term
 Agent , as used in this Article_X, included the Issuing Bank with respect to such acts or omissions, and (ii)_as additionally provided in this Agreement with respect to the Issuing Bank.
    10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
    10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.
    10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate (or, if the consent of all Banks is required under Section 11.01, the Agent receives such consents) and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or, if required under Section_11.01, all Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.
         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.
    10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a notice of default . The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.
    10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the
Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons. The Agent agrees that, promptly following receipt of the financial statements, certificates and notices described in Sections_7.01, 7.02 and 7.03, it will furnish a copy thereof to each Bank.
    10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank
shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.
    10.08 Agent in Individual Capacity. Bank One and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank One were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank One or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank One shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.
    10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such
successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term Agent shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring
Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank One may not be removed as the Agent at the request of the Majority Banks unless Bank One shall also simultaneously be replaced as Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank One.
    10.10 Withholding Tax. (a) If any Bank is a foreign corporation, partnership or trust within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:
              (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;
              (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and
              (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.
         (c)  If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation
in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.
         (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.
    10.11 Documentation Agent. The Bank identified on the facing page and signature pages of this Agreement as the documentation agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, such Bank so identified shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
                           ARTICLE XI
                          MISCELLANEOUS
    11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any Subsidiary Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:
         (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);
         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;
         (c)  reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;
         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;
         (e) amend this Section, or Section 2.14 or Section_3.07, or any provision herein providing for consent or other action by all Banks; or
         (f) release a Subsidiary Guarantor from its obligations under a Subsidiary Guaranty or release the Lien created by a Security Document in assets of the Company or a Subsidiary Guarantor other than as permitted in this Agreement or in such Security Document;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit
Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.
    11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.
         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the Issuing Bank on Schedule 11.02.
         (c)  Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the
Agent and
the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.
    11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
    11.04  Costs and Expenses.  The Company shall:
         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank One (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(o)) for all costs and expenses incurred by Bank One (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank One (including in its capacity as Agent and Issuing Bank) with respect thereto; and
         (b)  pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(o)) for all costs
and
expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any workout or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).
    11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an
 Indemnified Person ) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank)
be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the Indemnified Liabilities ); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.
    11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are
subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the
extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.
    11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.
    11.08 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an
 Assignee ) all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent
may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii)_such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ( Assignment and Acceptance ) together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.
         (b)  From and after the date that the Agent notifies the assignor
Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i)
the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.
         (c)  Within five Business Days after its receipt of notice by the
Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended
to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
         (d)  Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a Participant ) participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the originating Bank ) hereunder and under the other Loan Documents; provided, however, that (i)_the originating Bank's obligations under this Agreement shall remain unchanged, (ii)_the originating Bank shall remain solely responsible for the performance of such obligations, (iii)_the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv)_no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.
         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve
Bank may enforce
such pledge or security interest in any manner permitted under applicable law.
    11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as confidential or
 secret   by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental
Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process;
(C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G)_to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.
    11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
    11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes Bank
One to debit any deposit account of the Company with Bank One in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank One's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.
    11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the
Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.
    11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.
    11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
    11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
    11.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WISCONSIN; PROVIDED THAT THE AGENT AND THE BANKS SHALL
RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
         (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT
OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF
WISCONSIN
OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF WISCONSIN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR
OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY WISCONSIN
LAW.
    11.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
    11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.







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
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Milwaukee, Wisconsin by their proper and duly authorized officers as of the day and year first above written.


                             BUCYRUS INTERNATIONAL, INC.

                             BY
                               Title:

                             BANK ONE, WISCONSIN, as Agent

                             BY
                               Title:

                             BANK ONE, WISCONSIN, as Issuing Bank

                             BY
                               Title:

                             THE BANK OF NOVA SCOTIA, as
                             Documentation Agent

                             BY
                               Title:


                             BANK ONE, WISCONSIN, as a Bank

                             BY
                               Title:

                             THE BANK OF NOVA SCOTIA, as a Bank

                             BY
                               Title:

                             FIRSTAR BANK MILWAUKEE, N.A.

                             BY
                               Title:

                             FLEET CAPITAL CORPORATION

                             BY
                               Title:

                             LASALLE NATIONAL BANK

                             BY
                               Title:

                             BANK OF SCOTLAND

                             BY
                               Title: